Rule 424(b)(3)
Registration Statement No. 333-136681
Pricing Supplement No. 12
Dated May 21, 2008
(To Prospectus dated August 16, 2006 and
 Prospectus Supplement dated July 11, 2007)
INTERNATIONAL LEASE FINANCE CORPORATION
$10,000,000,000
Medium-Term Notes, Series R
Principal Amount:					$750,000,000.00
Issue Price:					$746,977,500.00
Net Proceeds to the Company:			$745,102,500.00
Agent's Discount or Commission:		0.25%
Agents:	Barclays Capital Inc.
	BNP Paribas Securities Corp.
	Lehman Brothers Inc.
	Merrill Lynch, Pierce, Fenner & Smith Inc
	Mitsubishi - UFJ Securities International plc
	RBC Capital Markets Corporation
	Santander Investment Securities Inc.
	Scotia Capital (USA) Inc.
Mitsubishi UFJ Securities International plc is not a U.S.
registered broker-dealer and, therefore, to the extent that
it intends to effect any sales of the notes in the United
States, it will do so through one or more U.S. registered
broker-dealers as permitted by FINRA regulations.
CUSIP:							45974VB80
Settlement Date:						05/27/08
Stated Maturity (date):					11/15/13
Interest Rate:						6.625%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: